SECURITIES EXCHANGE AGREEMENT

by and among

GOTHAM CAPITAL HOLDINGS, INC.

Oxys CORPORATION

and

THE SHAREHOLDERS OF

Oxys CORPORATION

Dated as of February 17, 2017

1

TABLE OF CONTENTS

ARTICLE I EXCHANGE OF SECURITIES

1

1.1.

Securities Exchange.

1

1.2.

Closing.

2

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

2.1.

Good Title.

2.2.

Organization.

2.3.

Power and Authority.

2.4.

No Conflicts.

2.5.

Litigation.

2.6.

No Finder’s Fee.

3

2.7.

Purchase Entirely for Own Account.

3

2.8.

Available Information.

3

2.9.

Non-Registration.

2.10.

Restricted Securities.

2.11.

Legends.

4

2.12.

Additional Legend.

4

ARTICLE III REPRESENTATIONS AND WARRANTIES OF OXYS

3.1.

Organization, Standing and Power.

3.2.

Subsidiaries; Equity Interests.

5

3.3.

Capital Raise.

5

3.4.

Capital Structure.

5

3.5.

Authority; Execution and Delivery; Enforceability.

5

3.6.

No Conflicts; Consents.

3.7.

Taxes.

6

3.8.

Litigation.

6

3.9.

Compliance with Applicable Laws.

6

3.10.

Brokers.

6

3.11.

Contracts.

6

3.12.

Financial Statements.

7

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF GOTHAM

7

4.1.

Organization, Standing and Power.

7

4.2.

Subsidiaries; Equity Interests.

7

4.3.

Capital Structure.

7

4.4.

Authority; Execution and Delivery; Enforceability.

8

4.5.

No Conflicts; Consents.

8

4.6.

Taxes.

9

4.7.

Benefit Plans.

9

4.8.

Litigation.

10

4.9.

Compliance with Applicable Laws.

10

4.10.

Contracts.

10

4.11.

Title to Properties.

10

4.12.

Intellectual Property.

11

4.13.

Labor Matters.

11

4.14.

SEC Documents; Undisclosed Liabilities.

11

4.15.

Transactions With Affiliates and Employees.

12

4.16.

Application of Takeover Protections.

12

4.17.

Absence of Certain Changes or Events.

12

4.18.

Certain Registration Matters.

13

4.19.

Quotation and Maintenance Requirements; DTC Eligibility.

13

4.20.

Disclosure.

13

4.21.

Information Supplied.

14

4.22.

No Undisclosed Events, Liabilities, Developments or Circumstances.

14

4.23.

No Additional Agreements.

14

ARTICLE V CLOSING DELIVERABLES

14

5.1.

Gotham’s Closing Deliverables.

14

5.2.

Oxys and the Shareholders Closing Deliverables.

16

ARTICLE VI COVENANTS

16

6.1.

Blue Sky Laws.

16

6.2.

Fees and Expenses.

17

6.3.

Filing of Super 8-K.

17

ARTICLE VII MISCELLANEOUS

17

7.1.

Notices.

17

7.2.

Amendments; Waivers; No Additional Consideration.

18

7.3.

Replacement of Securities.

18

7.4.

Remedies.

18

7.5.

Independent Nature of Shareholders’ Obligations and Rights.

18

7.6.

Limitation of Liability.

19

7.7.

Interpretation.

19

7.8.

Severability.

19

7.9.

Counterparts; Facsimile Execution.

19

7.10.

Entire Agreement; Third Party Beneficiaries.

19

7.11.

Governing Law.

20

7.12.

Assignment.

20

Annex A

Schedule of Securities Exchanged

Annex B

Definitions

i

SECURITIES EXCHANGE AGREEMENT

This SECURITIES EXCHANGE AGREEMENT (this “Agreement”), dated as of February 17, 2017, is by and among Gotham Capital Holdings, Inc., a New Jersey corporation (“Gotham”), Oxys Corporation, a Nevada corporation (“Oxys”), and the shareholders of Oxys identified on Annex A hereto (each, a “Selling Shareholder” and together the “Selling Shareholders”).  Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively, as the “Parties.”  Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in Annex B hereto.

BACKGROUND

A.

Oxys has outstanding the securities listed in Annex A (the “Oxys Securities”), all of which are held by the Selling Shareholders.  Each Shareholder is the record and beneficial owner of the Oxys Securities set forth opposite such Shareholder’s name Annex A hereto.  Each Selling Shareholder has agreed to transfer all of his, her or its (hereinafter “its”) Oxys Securities in exchange for newly issued shares of the Common Stock, $0.001 par value per share, of Gotham (the “Gotham Stock”) that will, in the aggregate, constitute 33,895,575, or 90% of the issued and outstanding capital stock of Gotham on a fully diluted basis as of and immediately after the Closing, assuming the retirement of 1,500,000 post split common shares.  The number of shares of Gotham Stock to be received by each Shareholder or its designee is listed opposite each such Shareholder’s name in Annex A.  The aggregate number of shares of Gotham Stock that is reflected on Annex A is referred to herein as the “Shares.”

B.

The Board of Directors of Gotham and the Board of Directors of Oxys has determined that it is desirable to affect this plan of reorganization and securities exchange.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
Exchange of Securities

1.1.

Securities Exchange.

At the Closing, each Selling Shareholder shall sell, transfer, convey, assign and deliver to Gotham its Oxys Securities free and clear of all Liens, in exchange for the Gotham Stock listed in Annex A opposite such Shareholder’s name.

1.2.

Closing.

The closing (the “Closing”) of the transactions contemplated hereby (the “Transactions”) shall take place on the date hereof (the “Closing Date”) remotely via electronic exchange of documents and signatures.

ARTICLE II
Representations and Warranties of the Shareholders

Each of the Selling Shareholders hereby severally (and not jointly) represents and warrants to Gotham with respect to itself, as follows.

2.1.

Good Title.

The Selling Shareholders are the record and beneficial owner, and has good title to their Oxys Securities, with the right and authority to sell and deliver such Oxys Securities.  Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering of Gotham as the new owner of such Oxys Securities in the applicable securities registers of Oxys, Gotham will receive good title to such Oxys Securities, free and clear of all Liens.

2.2.

Organization.  The Selling Shareholders, if an entity, are duly organized and validly existing in its jurisdiction of organization.

2.3.

Power and Authority.

Each Selling Shareholder has the legal power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  All acts required to be taken by the Selling Shareholders to enter into this Agreement and to carry out the Transactions have been properly taken.  This Agreement constitutes a legal, valid and binding obligation of the Selling Shareholders, enforceable against the Selling Shareholders in accordance with the terms hereof.

2.4.

No Conflicts.

The execution and delivery of this Agreement by the Selling Shareholders and the performance by each Selling Shareholder of its obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or Governmental Entity under any Laws; (b) will not violate any Laws applicable to each Selling Shareholder; and (c) will not violate or breach any contractual obligation to which a Selling Shareholder is a party.

2.5.

Litigation.

There is no pending proceeding against the Selling Shareholders that involves the Oxys Securities or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the Transactions and, to the knowledge of the Selling Shareholders, no such proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such proceeding.

2.6.

No Finder’s Fee.

The Selling Shareholders have not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Transactions that are not payable entirely by the Selling Shareholder.

2.7.

Purchase Entirely for Own Account.

The Selling Shareholders are acquiring the Gotham Stock proposed to be acquired hereunder for investment for its own account and not with a view to the resale or distribution of any part thereof, and the Selling Shareholders have no present intention of selling or otherwise distributing the Gotham Stock, except in compliance with applicable securities laws.

2.8.

Available Information.

The Selling Shareholders have such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in Gotham and has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Gotham Stock.

2.9.

Non-Registration.

The Selling Shareholders understand that the Gotham Stock has not been registered under the Securities Act and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Selling Shareholders’ representations as expressed herein.  The non-registration shall have no prejudice with respect to any rights, interests, benefits and entitlements attached to the Shares in accordance with Gotham’ charter documents or the laws of its jurisdiction of incorporation.

2.10.

Restricted Securities.

The Selling Shareholders understand that the Gotham Stock is characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Selling Shareholders pursuant hereto, the Gotham Stock would be acquired in a transaction not involving a public offering. The issuance of the Gotham Stock hereunder is being affected in reliance upon an exemption from registration afforded under Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering. The Selling Shareholders further acknowledge that if the Gotham Stock is issued to the Selling Shareholders in accordance with the provisions of this Agreement, such Gotham Stock may not be resold without registration under the Securities Act or the existence of an exemption therefrom.  Each Selling Shareholder represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

2.11.

Legends.

 It is understood that the Gotham Stock will bear the following legend or one that is substantially similar to the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

2.12.

Additional Legend.

Additionally, the Gotham Stock will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

ARTICLE III
Representations and Warranties of Oxys

Subject to the exceptions set forth in the Oxys Disclosure Letter (regardless of whether or not the Oxys Disclosure Letter is referenced below with respect to any particular representation or warranty), Oxys represents and warrants to Gotham and the Shareholders as follows.

3.1.

Organization, Standing and Power.

Oxys and each of its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on Oxys and its subsidiaries taken as a whole, a material adverse effect on the ability of Oxys to perform its obligations under this Agreement or on the ability of Oxys to consummate the Transactions (a “Oxys Material Adverse Effect”).

3.2.

Subsidiaries; Equity Interests.

The Oxys Disclosure Letter lists each subsidiary of Oxys and its jurisdiction of organization.  All the outstanding shares of capital stock or equity investments of each subsidiary have been validly issued and are fully paid and non-assessable and are as of the date of this Agreement owned by Oxys or by another subsidiary unless otherwise indicated on the Oxys Disclosure Letter.

3.3.

Capital Structure.

The authorized capitalization of Oxys consists of 50,000,000 Common Shares, __________ of which are issued and outstanding up to 3,750,000 shares.  Except as set forth above or in the Oxys Disclosure Letter, no common shares or other voting securities of Oxys are issued, reserved for issuance or outstanding.  All outstanding securities of Oxys and each of its subsidiaries are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the applicable corporate laws, the Oxys Constituent Instruments or any Contract to which Oxys is a party or otherwise bound.  As of the date of this Agreement, except as set forth in the Oxys Disclosure Letter, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Oxys or any of its subsidiaries is a party or by which any of them is bound.

3.4.

Authority; Execution and Delivery; Enforceability.

Oxys has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions.  The execution and delivery by Oxys of this Agreement and the consummation by Oxys of the Transactions have been duly authorized and approved by the Board of Directors of Oxys and no other corporate proceedings on the part of Oxys are necessary to authorize this Agreement and the Transactions.  When executed and delivered, this Agreement will be enforceable against Oxys in accordance with its terms.

3.5.

No Conflicts; Consents.

(a)

The execution and delivery by Oxys of this Agreement does not, and the consummation of the Transactions and compliance with the terms hereof will not, conflict with, or result in any violation of or default under, any provision of (i) the Oxys Constituent Instruments or the comparable charter or organizational documents of any of its subsidiaries, (ii) any Contract to which Oxys or any of its subsidiaries is a party or to which any of their respective properties or assets is subject or (iii) subject to the filings and other matters referred to in Section 3.6(b), any material judgment, order or decree or material law applicable to Oxys or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Oxys Material Adverse Effect.

(b)

Except as set forth in the Oxys Disclosure Letter, no Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to Oxys or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions.

3.6.

Taxes.

Oxys and each of its subsidiaries has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Oxys Material Adverse Effect.

3.7.

Litigation.

Except as set forth in the Oxys Disclosure Letter, there is no Action against or affecting Oxys or any of its subsidiaries or any of their respective properties which (a) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Shares or (b) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Oxys Material Adverse Effect.

3.8.

Compliance with Applicable Laws.

Except as set forth in the Oxys Disclosure Letter, Oxys and each of its subsidiaries have conducted their business and operations in compliance with all applicable Laws, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Oxys Material Adverse Effect.  This Section 3.9 does not relate to taxes, which are the subject of Section 3.6.

3.9.

Brokers.

Except as set forth in the Oxys Disclosure Letter, no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Oxys or any of its subsidiaries.

3.10.

Contracts.

  Neither Oxys nor any of its subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or to which it or any of its properties or assets is subject, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Oxys Material Adverse Effect.

3.11.

Financial Statements.  On or before the Closing,

Oxys will deliver to Gotham its audited financial statements for the period from inception (August 4, 2016) to December 31, 2016 (collectively, the “Oxys Financial Statements”).  The Oxys Financial Statements shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period indicated.  The Oxys Financial Statements shall fairly present in all material respects the financial condition and operating results of Oxys, as of the dates, and for the periods, indicated therein.

ARTICLE IV
Representations and Warranties of Gotham

Subject to the exceptions set forth in the Gotham Disclosure Letter (regardless of whether or not the Gotham Disclosure Letter is referenced below with respect to any particular representation or warranty), Gotham represents and warrants as follows to Oxys and the Shareholders.

4.1.

Organization, Standing and Power.

Gotham is duly organized, validly existing and in good standing under the laws of the State of New Jersey and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on Gotham, a material adverse effect on the ability of Gotham to perform its obligations under this Agreement or on the ability of Gotham to consummate the Transactions (an “Gotham Material Adverse Effect”).  Gotham is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties makes such qualification necessary and where the failure to so qualify would reasonably be expected to have a Gotham Material Adverse Effect.  Gotham has delivered to Oxys or its counsel true and complete copies of the Gotham Articles of Incorporation and the Gotham Bylaws.

4.2.

Subsidiaries; Equity Interests.

Gotham does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

4.3.

Capital Structure.

The authorized capital stock of Gotham consists of 190,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock. No other class or series of capital stock is authorized or outstanding.  As of the date hereof and immediately prior to the Closing, (a) 5,266,075 shares of Gotham’s common stock are issued and outstanding, and (b) no shares of Gotham’ common stock are held by Gotham in its treasury.  As of the date hereof and immediately prior to the Closing, no shares of preferred stock are issued and outstanding.  Except as set forth above, no shares of capital stock or other voting securities of Gotham were issued, reserved for issuance or outstanding.  All outstanding shares of the capital stock of Gotham are, and all such shares that may be issued prior to the date hereof will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the New Jersey Statutes, the Gotham Charter, the Gotham Bylaws or any Contract to which Gotham is a party or otherwise bound.  There are not any bonds, debentures, notes or other indebtedness of Gotham having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Gotham’ common stock may vote (“Voting Gotham Debt”).  As of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Gotham is a party or by which it is bound (a) obligating Gotham to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Gotham or any Voting Gotham Debt, (b) obligating Gotham to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (c) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of Gotham.  As of the date of this Agreement, there are not any outstanding contractual obligations of Gotham to repurchase, redeem or otherwise acquire any shares of capital stock of Gotham.  The stockholder list provided to Oxys or its counsel is a current stockholder list generated by its stock transfer agent, and such list accurately reflects all of the issued and outstanding shares of the Gotham’ common stock.

4.4.

Authority; Execution and Delivery; Enforceability.

The execution and delivery by Gotham of this Agreement and the consummation by Gotham of the Transactions have been duly authorized and approved by the Board of Directors of Gotham and no other corporate proceedings on the part of Gotham are necessary to authorize this Agreement and the Transactions.  This Agreement constitutes a legal, valid and binding obligation of Gotham, enforceable against Gotham in accordance with the terms hereof.

4.5.

No Conflicts; Consents.

(a)

The execution and delivery by Gotham of this Agreement does not, and the consummation of Transactions and compliance with the terms hereof will not, contravene, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of Gotham under, any provision of (i) the Gotham Charter or Gotham Bylaws, (ii) any material Contract to which Gotham is a party or to which any of its properties or assets is subject or (iii) subject to the filings and other matters referred to in Section 4.5(b), any material Order or material Law applicable to Gotham or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have an Gotham Material Adverse Effect.

(b)

Except for required filings with the SEC and applicable “Blue Sky” or state securities commissions, no Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to Gotham in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions.

4.6.

Taxes.

(a)

Gotham has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file, any delinquency in filing or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have an Gotham Material Adverse Effect.  All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have an Gotham Material Adverse Effect.

(b)

The most recent financial statements contained in the SEC Reports reflect an adequate reserve for all Taxes payable by Gotham (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements.  No deficiency with respect to any Taxes has been proposed, asserted or assessed against Gotham, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have an Gotham Material Adverse Effect.

(c)

There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of Gotham.  Gotham is not bound by any agreement with respect to Taxes.

4.7.

Benefit Plans.

Gotham does not, and since its inception never has, maintained or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other benefit plan for the benefit of any current or former employees, consultants, officers or directors of Gotham or any other bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Gotham.  As of the date of this Agreement, there are not any employment, consulting, indemnification, severance or termination agreements or arrangements between Gotham and any current or former employee, officer or director of Gotham, nor does Gotham have any general severance plan or policy.

4.8.

Litigation.

There is no Action against or affecting Gotham or any of its properties which (a) adversely affects or challenges the legality, validity or enforceability of either of this Agreement or the Shares or (b) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in an Gotham Material Adverse Effect.  Neither Gotham nor any director or officer (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

4.9.

Compliance with Applicable Laws.

Gotham is in compliance with all applicable Laws, including those relating to occupational health and safety, the environment, export controls, trade sanctions and embargoes, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have an Gotham Material Adverse Effect.  Gotham has not received any written communication during the past two years from a Governmental Entity that alleges that Gotham is not in compliance in any material respect with any applicable Law.  Gotham is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in an Gotham Material Adverse Effect.  This Section 4.9 does not relate to matters with respect to Taxes, which are the subject of Section 4.6.

4.10.

Contracts.

Except as disclosed in the SEC Reports, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Gotham taken as a whole.  Gotham is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or to which it or any of its properties or assets is subject, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in an Gotham Material Adverse Effect.

4.11.

Title to Properties.

Gotham has good title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses.  All such assets and properties, other than assets and properties in which Gotham has leasehold interests, are free and clear of all Liens, except for Liens that, in the aggregate, do not and will not materially interfere with the ability of Gotham to conduct business as currently conducted.  Gotham has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect.  Gotham enjoys peaceful and undisturbed possession under all such material leases.

4.12.

Intellectual Property.

Gotham does not own, nor is validly licensed nor otherwise has the right to use, any Intellectual Property Rights.  No claims are pending or, to the knowledge of Gotham, threatened that Gotham is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right.

4.13.

Labor Matters.

There are no collective bargaining or other labor union agreements to which Gotham is a party or by which it is bound.  No material labor dispute exists or, to the knowledge of Gotham, is imminent with respect to any of the employees of Gotham.

4.14.

SEC Documents; Undisclosed Liabilities.

(a)

Gotham has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC, pursuant to Sections 13(a), 14(a) and 15(d) of the Exchange Act (the “SEC Reports”).

(b)

As of its respective filing date, each SEC Report complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Report.  Except to the extent that information contained in any SEC Report has been revised or superseded by a later SEC Report, none of the SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of Gotham included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with the U.S. generally accepted accounting principles (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Gotham as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(c)

Except as set forth in the SEC Reports, Gotham has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by U.S. generally accepted accounting principles to be set forth on a balance sheet of Gotham or in the notes thereto.  There are no financial or contractual obligations and liabilities (including any obligations to issue capital stock or other securities) due after the date hereof.  All liabilities of Gotham shall have been paid off and shall in no event remain liabilities of Gotham, Oxys or the Shareholders following the Closing.

4.15.

Transactions With Affiliates and Employees.

 Except as disclosed in the SEC Reports, none of the officers or directors of Gotham and, to the knowledge of Gotham, none of the employees of Gotham is presently a party to any transaction with Gotham (other than for services as employees, officers and directors), including any Contract or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Gotham, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.16.

Application of Takeover Protections.

 Gotham has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Gotham Charter or the laws of its state of incorporation that is or could become applicable to the Shareholders as a result of the Shareholders and Gotham fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the issuance of the Shares and the Shareholders’ ownership of the Shares.

4.17.

Absence of Certain Changes or Events.

 Except as disclosed in the SEC Reports, from the date of the most recent financial statements contained in the SEC Reports to the date of this Agreement, Gotham has conducted its business only in the ordinary course, and during such period there has not been:

(a)

any change in the assets, liabilities, financial condition or operating results of Gotham from that reflected in the financial statements contained in the SEC Reports, except changes in the ordinary course of business that have not caused, in the aggregate, an Gotham Material Adverse Effect;

(b)

any damage, destruction or loss, whether or not covered by insurance, that would have an Gotham Material Adverse Effect;

(c)

any waiver or compromise by Gotham of a valuable right or of a material debt owed to it;

(d)

any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by Gotham, except in the ordinary course of business and the satisfaction or discharge of which would not have an Gotham Material Adverse Effect;

(e)

any material change to a material Contract by which Gotham or any of its assets is bound or subject;

(f)

any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)

any mortgage, pledge, transfer of a security interest in or lien created by Gotham with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and that do not materially impair Gotham’ ownership or use of such property or assets;

(h)

any loans or guarantees made by Gotham to or for the benefit of its employees, officers or directors, or any Shareholders of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(i)

any declaration, setting aside or payment or other distribution in respect of any of Gotham’ capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by Gotham;

(j)

any alteration of Gotham’ method of accounting or the identity of its auditors;

(k)

any issuance of equity securities to any officer, director or affiliate, except pursuant to existing Gotham stock option plans; or

(l)

any arrangement or commitment by Gotham to do any of the things described in this Section 4.22.

4.18.

Certain Registration Matters.

Except as set forth in the Gotham Disclosure Letter, Gotham has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of Gotham registered with the SEC or any other governmental authority that have not been satisfied.

4.19.

Quotation and Maintenance Requirements; DTC Eligibility.

Gotham is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the requirements for continued quotation of the Gotham Stock on the trading market on which the Gotham Stock is currently quoted.  The issuance and sale of the Shares under this Agreement does not contravene the rules and regulations of the trading market on which the Gotham Stock are currently quoted, and no approval of the stockholders of Gotham is required for Gotham to issue and deliver to the Shareholders the Shares contemplated by this Agreement.  Gotham’s common stock is eligible for the depository and book-entry services of The Depository Trust Company.

4.20.

Disclosure.

Gotham confirms that neither it nor any person acting on its behalf has provided the Shareholders or their respective agents or counsel with any information that Gotham believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information and except for information that will be disclosed by Gotham in the current report on Form 8-K (the “Super 8-K”) of Gotham that will be filed with the Securities and Exchange Commission within four business days of the Closing.  Gotham understands and confirms that the Shareholders will rely on the foregoing representations and covenants in effecting transactions in securities of Gotham.  All of the representations and warranties set forth in this Agreement are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.21.

Information Supplied.

None of the information supplied or to be supplied by Gotham for inclusion in the Super 8-K will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

4.22.

No Undisclosed Events, Liabilities, Developments or Circumstances.

No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to Gotham, or its businesses, properties, prospects, operations or financial condition, that would be required to be disclosed by Gotham under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by Gotham of its common stock and which has not been publicly announced or will not be publicly announced in the Super 8-K.

4.23.

No Additional Agreements.

Gotham does not have any agreement or understanding with the Shareholders with respect to the Transactions other than as specified in this Agreement.

ARTICLE V
Closing Deliverables

5.1.

Gotham’s Closing Deliverables.

 At the Closing, Gotham shall deliver the following to Oxys:

(a)

Issuance of Stock Certificates Representing the Shares.  Gotham shall cause its transfer agent to deliver the Shares to the Shareholders as specified in Annex A to this Agreement.

(b)

Incentive Stock Option Plan.  On or before Closing, Gotham shall have adopted a stock awards plan that authorizes the issuance of up to 4,500,000 options to employees of Gotham and its subsidiaries.

(c)

Sale and Cancellation of Restricted Shares.  Pasquale Catizone and Carmine Catizone (the “Principal Shareholders” of Gotham) shall provide Oxys with stock certificates that represent the 1,500,000 shares of common stock (the “Restricted Shares”) that are being sold and cancelled on the Closing Date pursuant to an agreement in form and substance satisfactory to Oxys and such other evidence as Oxys may reasonably request in connection with such sale and cancellation.

(d)

Consents.  Gotham shall deliver to Oxys any and all consents, waivers, approvals, authorizations or orders listed in Section 4.5 of the Gotham Disclosure Letter.

(e)

DTC Eligibility.  Gotham shall deliver to Oxys evidence reasonably satisfactory to Oxys that Gotham’s common stock is eligible for the depository and book-entry services of The Depository Trust Company.

(f)

Secretary’s Certificate.  Gotham shall deliver to Oxys a certificate, signed by its Secretary, certifying that the attached copies of the Gotham Charter, Gotham Bylaws and resolutions of its Board of Directors approving this Agreement and the Transactions are all true, complete and correct and remain in full force and effect.

(g)

Good Standing Certificate.  Gotham shall deliver to Oxys a certificate of good standing of Gotham dated within five (5) business days of Closing, issued by the Secretary of State of Nevada.

(h)

Resignations and Appointments.  Gotham shall deliver to Oxys (i) a letter of resignation from Carmine Catizone and Daniel Generalli resigning from all offices they hold with Gotham and from their positions as directors of Gotham effective at the Closing; (ii) evidence of the appointment of the following persons as directors of Gotham effective as of the Closing: ____________, ______________, and ________; and (iii) evidence of the appointment of the following persons as executive officers of Gotham holding the offices in parenthesis opposite their names as follows, effective as of the Closing: __________ (Chief Executive Officer, Chief Financial Officer and Secretary), _________ (President), and _________ (Chief Information Officer).

(i)

Assumption of Liabilities.   Oxys agrees to assume certain liabilities detailed in Schedule 5.1(i).

(j)

Payoff Letters and Releases.  Gotham shall deliver to Oxys such pay-off letters and releases relating to liabilities of Gotham as Oxys shall request, in form and substance satisfactory to Oxys, so that on the Closing Date Gotham will have no liabilities other than the assumed liabilities listed in Schedule 5.1(i).

(k)

Release.  Gotham shall have delivered to Oxys a duly executed release by each of Pasquele Catizone, Carmine Catizone and Daniel Generelli in favor of Gotham, Oxys and the Shareholders, in form and substance satisfactory to Oxys.

(l)

Indemnification Agreement.  Gotham shall deliver an indemnification agreement, executed by Pasquele Catizone, Carmine Catizone and Daniel Generelli for the benefit of Gotham, Oxys and the Shareholders, in the form and substance satisfactory to Oxys.

5.2.

Oxys and the Shareholders Closing Deliverables.

At the Closing, Oxys and/or the Shareholders shall deliver the following to Gotham:

(a)

Consents.  Oxys shall deliver to Gotham any and all consents, waivers, approvals, authorizations or orders listed in Section 3.5 of the Oxys Disclosure Letter.

(b)

Secretary’s Certificate. Oxys shall deliver to Gotham a certificate, signed by its Secretary (or authorized director or officer), certifying that the attached copies of the Oxys Constituent Instruments and resolutions of the Board of Directors of Oxys approving this Agreement and the Transactions are all true, complete and correct and remain in full force and effect.

(c)

Delivery of Audit Report and Financial Statements.  Oxys shall have completed the Oxys Financial Statements and shall have received an audit report from an independent audit firm that is registered with the Public Company Accounting Oversight Board.

(d)

Super 8-K.  Oxys shall provide Gotham with reasonable assurances that Gotham will be able to comply with its obligation to file the Super 8-K within four (4) business days following the Closing containing the requisite financial statements of Oxys and the requisite Form 10 disclosure regarding Oxys and its subsidiaries.

(e)

Share Transfer Documents.  Each Shareholder shall have delivered to Gotham certificate(s) representing its Oxys Securities, accompanied by an executed instrument of transfer and bought and sold note for transfer by the Shareholder of its Oxys Securities to Gotham.

ARTICLE VI
Covenants

6.1.

Blue Sky Laws.

Gotham shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of the Gotham Stock in connection with this Agreement.

6.2.

Fees and Expenses.

All fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses. Gotham shall not be responsible for any fees and expenses incurred by it or its officers, directors or security holders on or prior to the Closing Date in connection with the Transactions contemplated by this Agreement.

6.3.

Filing of Super 8-K.

Gotham shall file, within four (4) business days of the Closing Date, the Super 8-K and attach as exhibits all relevant agreements with the SEC disclosing the terms of this Agreement and other requisite disclosure regarding the Transactions and including the requisite audited consolidated financial statements of Oxys and the requisite Form 10 disclosure regarding Oxys and its subsidiaries.

ARTICLE VII
Miscellaneous

7.1.

Notices.

All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Gotham, to:

Gotham Capital Holdings, Inc.

266 Cedar Street

Cedar Grove, New Jersey 07009

Attention: Chief Executive Officer

If to Oxys, to:

Oxys Corporation

719 Cambridge St.

Cambridge MA 02141

If to the Shareholders at the addresses set forth in Annex A hereto.

7.2.

Amendments; Waivers; No Additional Consideration.

No provision of this Agreement may be waived or amended except in a written instrument signed by Oxys, Gotham and Shareholders holding a majority in interest of the Oxys Securities measured based upon the number of Shares they are expected to receive at the Closing.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.  No consideration shall be offered or paid to any Shareholder to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Shareholders then holding the Shares.

7.3.

Replacement of Securities.

If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, Gotham shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to Gotham of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.  If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, Gotham may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

7.4.

Remedies.

In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Shareholders, Gotham and Oxys will be entitled to specific performance under this Agreement.  The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.5.

Independent Nature of Shareholders’ Obligations and Rights.

The obligations of each Shareholder under this Agreement are several and not joint with the obligations of any other Shareholder, and no Shareholder shall be responsible in any way for the performance of the obligations of any other Shareholder under this Agreement.  The decision of each Shareholder to acquire the Shares pursuant to this Agreement has been made by such Shareholder independently of any other Shareholder.  Nothing contained herein, and no action taken by any Shareholder pursuant hereto, shall be deemed to constitute the Shareholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Shareholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.  Each Shareholder acknowledges that no other Shareholder has acted as agent for such Shareholder in connection with making its investment hereunder and that no Shareholder will be acting as agent of such Shareholder in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement.  Each Shareholder shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Shareholder to be joined as an additional party in any proceeding for such purpose.  Each of Oxys and Gotham acknowledges that each of the Shareholders has been provided with this same Agreement for the purpose of closing a transaction with multiple Shareholders and not because it was required or requested to do so by any Shareholder.

7.6.

Limitation of Liability.

Notwithstanding anything herein to the contrary, each of Gotham and Oxys acknowledges and agrees that the liability of a Shareholder arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Shareholder, and that no trustee, officer, other investment vehicle or any other affiliate of such Shareholder or any investor, shareholder or holder of shares of beneficial interest of such Shareholder shall be personally liable for any liabilities of such Shareholder.

7.7.

Interpretation.

When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

7.8.

Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

7.9.

Counterparts; Facsimile Execution.

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.  Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

7.10.

Entire Agreement; Third Party Beneficiaries.

This Agreement, taken together with the Oxys Disclosure Letter and the other agreements and documents referred to herein, (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (b) are not intended to confer upon any person other than the Parties any rights or remedies.

7.11.

Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the laws of Nevada are mandatorily applicable to the Transactions.

7.12.

Assignment.

Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of each of the other Parties.  Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Gotham Capital Holdings, Inc.

By:

Name: Carmine Catizone

Title: Chief Executive Officer

Oxys Corporation

By:

Name: Giro BiDiase

Title: Chief Executive Officer

SHAREHOLDERS:

Signature block for individuals:

Printed Name of Individual

Signature of Individual

Signature block for entities:

Printed Name of Entity

By:

Name:

Title:

[Signature Page to Share Exchange Agreement]

ANNEX A

Schedule of Securities Exchanged and Other Shares Delivered

	Name and Address of Shareholder	Number of Common Units Exchanged	Total Number of Shares to be Received
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
	Total		33,895,575

ANNEX B

Definitions

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Oxys Constituent Instruments” means the corporate Charter and Bylaws of Oxys and such other constituent instruments of Oxys as may exist, each as amended to the date of this Agreement.

“Oxys Disclosure Letter” means the letter delivered from Oxys to Gotham concurrently herewith.

“Consent” means any material consent, approval, license, permit, order or authorization.

“Contract” means any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Entity” means any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, including but not limited to the SEC and FINRA.

“Intellectual Property Right” means any patent, patent right, trademark, trademark right, trade name, trade name right, service mark, service mark right, copyright and other proprietary intellectual property right and computer program.

“Law” means any statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, or decree.

“Lien” means any lien, security interest, pledge, equity and claim of any kind, voting trust, stockholder agreement and other encumbrance.

“Gotham Bylaws” means the Bylaws of Gotham, as amended to the date of this Agreement.

“Gotham Charter” means the Articles of Incorporation of Gotham, as amended to the date of this Agreement.

“Gotham Disclosure Letter” means the letter delivered from Gotham to Oxys concurrently herewith.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Taxes” means all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

“Tax Return” means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.